Cibus Reports First Quarter Financial Results and Provides Business Update

Important EU Parliament vote on gene editing continues global momentum for the approval of new genomic techniques (NGTs) as similar to conventional breeding

Completed single cell regeneration platform for Wheat – with Canola & Rice, Cibus now has its semi-automated crop platform operational for 3 of the top 5 major crops

Signed three agreements in Rice including with Loveland Products Inc., a subsidiary of Nutrien Ltd., and Interoc S.A., for Cibus' two proprietary Herbicide Tolerance traits (HT1 and HT3)

Continued progress with customers toward commercializing Pod Shatter Reduction (PSR) trait in Canola

Continues to demonstrate commercial-level trait performance following successful season of field evaluation of HT1 and HT3 Herbicide Tolerance traits in Rice, and of PSR trait in Canola

Cibus was recognized by Fast Company as one of the world's most innovative companies of 2024 for its breakthrough high speed breeding platform

SAN DIEGO, May 9, 2024 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural biotechnology company that uses proprietary gene editing technologies to develop plant traits (or specific genetic characteristics) in seeds, today announced its financial results for the quarter ended March 31, 2024, and provided a business update. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

"We are off to a great start in 2024 with the commercialization of our platform, technology and products," stated Rory Riggs, Co-Founder, Chairman, and CEO of Cibus. "In the first quarter, we signed three agreements for Rice across North and Latin America. Latin America is an important market for Rice production and we now have agreements for commercial development with two of the largest Rice seed companies in the region, including Interoc S.A. In North America, we signed a broad agreement with Loveland Products Inc., a subsidiary of Nutrien Ltd., pursuant to which we will work toward commercializing herbicide tolerance in Rice. We are also excited about our Wheat platform development, which we believe is the world's first successful regeneration of a wheat plant from single cells – marking a major breakthrough for Cibus and for the seed industry."

Mr. Riggs continued, "On the regulatory front, in February the EU Parliament voted to support proposed regulation of gene edited products similarly to conventional breeding, which was a watershed moment for the industry given the EU's stringent regulations around GMO traits. The important shift in sentiment builds upon global momentum in many major countries including the United States, Brazil, Argentina and the United Kingdom, establishing a supportive regulatory position in many of the major global agricultural communities."

Mr. Riggs concluded, "The combination of our product development and advancement toward scalable commercialization advances our vision to become the leader in agricultural gene editing, working alongside seed companies to help farmers address their sustainability, productivity and environmental challenges at a fraction of the time and cost of conventional breeding or GMO methods. These developments combined with the favorable advancements in the global regulatory landscape have Cibus well positioned to make a measurable impact on the industry."

Commercial Progress

Cibus' Three Developed Traits Progress – Launching with Customers1

•Pod Shatter Reduction (PSR) in Canola and Winter Oilseed Rape (WOSR)
◦Continued progress in working with customers toward commercializing PSR in Canola
◦PSR field trials for WOSR are ongoing in the UK with results expected in late 2024, starting our commercialization efforts in Europe

•Herbicide Tolerance (HT1 and HT3) in Rice
◦Signed collaboration agreements in Rice for HT1 and HT3 traits, including Loveland Products, Inc., a subsidiary of Nutrien Ltd., and Interoc S.A., market leaders in the US and Latin America, respectively.
◦Cibus now has agreements with four major Rice seed companies to have Cibus' HT traits placed in their elite germplasm for commercialization
◦Cibus believes that these four Rice customers, taken together, represent approximately 40% of the Company's estimated accessible Rice acres across North and Latin America (i.e., acres that would be potentially accessible to Cibus' HT1 and HT3 traits).
◦Leading North American customer commenced 2024 growing season with its first Rice HT trait trials planted in the US with their germplasm

Progress of Cibus' Two Advanced Productivity Traits - Sclerotinia Resistance and Herbicide Tolerance (HT2)

•Sclerotinia Resistance
◦Successful greenhouse results received in Canola for the first two modes of action
◦Expect to have greenhouse results for the third mode of action for Sclerotinia in 2024

◦Developing plan to integrate Sclerotinia resistance in Soybean following the development of the Soybean platform

•Herbicide Tolerance (HT2)
◦Following successful completion of edits of HT2 in Canola, currently anticipate greenhouse results in 2024

Progress on Platform Development

•Wheat Platform
◦Major breakthrough: successfully completed the world's first regeneration of Wheat plants from single cells demonstrates continued success in developing scalable high-throughput breeding platforms that can operate as extensions of seed company breeding programs
◦Entering into initial discussions with potential seed partners for traits
◦Wheat platform opens the potential to develop various productivity and sustainability traits to address the most significant challenges faced by farmers globally

•Soybean Platform
◦Expect Soybean platform to be operational in 2024, allowing for penetration of this large addressable market
◦Development of the Soybean platform is a key point of inflection for Cibus' productivity trait and sustainable ingredients business

Corporate and Industry Progress

•Significant milestone in advancing global gene editing regulations
◦European Union: On February 7, 2024, the EU Parliament voted to support a new proposal for the regulation of new genomic techniques (NGTs), which now moves to negotiations with the Council of the EU and the European Commission
▪EU proposal is expected to place Cibus' RTDS in a NGT category where it would be regulated similarly to conventional breeding
▪When adopted, this milestone would mark the opening of the market to new seed technologies and starts the gene editing era in the EU
◦Other global markets: The movement of other countries approving gene editing as similar to conventional breeding techniques continues to expand as momentum builds globally

•Appoints Jason Stokes as Chief Legal Officer, General Counsel and Corporate Secretary
◦Accomplished corporate and business legal executive with extensive governance, securities, finance, and M&A experience across private and public companies
◦Rounding out the management team with this role is vitally important as the Company advances its commercial strategy

1 See "About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM" for information regarding our initial customer relationships.

Expected 2024 Milestones

Cibus has several important development and commercial milestone targets for 2024:

•Developed Productivity Traits:
◦Expect 8 of 10 PSR customers in Canola to have their elite germplasm edited with Cibus' trait either transferred to the customer or ready to be transferred to the customer
◦Expect to collect HT3 field testing data for Rice in Latin America
◦The transfer of an edited germplasm containing a Cibus trait to customers enables the start of a commercialization process
◦Expand customer base with existing developed productivity traits

•Advanced Productivity Traits:
◦Expect greenhouse results for a third mode of action for Sclerotinia resistance
◦Expect greenhouse results for HT2

•Platform Development:
◦Expect Soybean single-cell regeneration platform to be operational and have initial editing completed
◦Expect to initiate the first edits toward developing traits for Wheat
◦Expect to enter into initial development/commercial agreements related to Wheat

•Sustainable Ingredient Development:
◦Continue progress to develop sustainable low carbon ingredients or materials for the consumer packaged goods industry that do not negatively impact the environment during production, use, or disposal

First Quarter 2024 Financial Results

As a reminder, the business combination of Cibus, Inc. (formerly known as Calyxt, Inc. prior to the business combination) (Legacy Calyxt) and Cibus Global, LLC was completed on May 31, 2023, thus all of the 2023 information provided in the Financial Results, Condensed Consolidated Statements of Operations, and Condensed Consolidated Statements of Cash Flows is that of Legacy Calyxt only. Year-over-year comparisons are not comparable as 2024 includes the combined company whereas 2023 only includes Legacy Calyxt.

•Cash position: Cash and cash equivalents as of March 31, 2024, was $24.5 million. Taking into account the impact of implemented cost saving initiatives and without giving effect to potential financing transactions that Cibus is pursuing, Cibus expects that existing cash and cash equivalents will fund planned operating expenses and capital expenditure requirements into the third quarter of 2024.

•Research and development (R&D) Expense: R&D expense was $12.0 million for the quarter ended March 31, 2024, compared to $2.2 million in the year-ago period. The increase of $9.8 million is primarily related to increased lab supply and facility expenses, an increase in employee headcount, and an increase in stock-based compensation expense for restricted stock award grants.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $7.0 million for the quarter ended March 31, 2024, compared to $2.3 million in the year-ago period. The increase of $4.7 million is primarily related to an increase in headcount, increased consulting and legal fees, and an increase in stock-based compensation expense for restricted stock award grants.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $8.3 million for the quarter ended March 31, 2024. This is a non-cash expense.

•Non-operating income (expense): Non-operating income (expense) was expense of $0.4 million for the quarter ended March 31, 2024, compared to expense of $0.9 million in the year-ago period. The decrease of $0.5 million in non-operating expense is driven by the fair value adjustment of the liability classified common warrants.

•Net loss: Net loss was $27.0 million for the quarter ended March 31, 2024, compared to $5.4 million in the year-ago period.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $1.12 for the quarter ended March 31, 2024, compared to $5.46 in the year-ago period.

Conference Call and Webcast Information

Cibus will host a live webcast, Thursday, May 9, 2024, at 4:30 p.m. Eastern Time to discuss its first quarter 2024 financial results and provide a business update. The conference call can be accessed live over the phone by dialing (877) 704-4453 or for international callers by dialing (201) 389-0920. A replay of the call will be available through May 23, 2024, by dialing (844)

512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13745788.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in gene edited productivity traits that address critical productivity and sustainability challenges for farmers such as diseases and pests which the United Nations estimates cost the global economy approximately $300 billion annually. Cibus is not a seed company. It is a technology company that uses gene editing to develop and license traits to seed companies in exchange for royalties on seed sales. Cibus' focus is productivity traits for farmers for the major global row crops with large acreage such as canola, corn, rice, soybean, and wheat. Cibus is a technology leader in high throughput gene editing technology that enables Cibus to develop and commercialize plant traits at a fraction of the time and cost of conventional breeding. Cibus has developed a pipeline of five productivity traits including important traits for Pod Shatter Reduction, Sclerotinia (disease) resistance, and weed management. Its initial traits for Pod Shatter Reduction and weed management are in commercial development with leading seed companies such as Nuseed Americas Inc. in Canola as well as Nutrien Ltd. and Interoc S.A. in Rice in the United States and Latin America. Its other pipeline traits including Sclerotinia resistance are in advanced greenhouse and field trial stages.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the "Trait Machine™" process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits. Cibus has a Trait Machine process developed for canola and rice and has already begun transferring their elite germplasm with Cibus edits back to customers.

The traits from Cibus' RTDS-based high-throughput breeding system are indistinguishable from traits developed using conventional breeding or from nature. RTDS does not integrate any foreign DNA or transgenes. Under the European Commission's current proposals, it is expected that products from Cibus' RTDS gene editing platform such as its Pod Shatter Reduction trait and Sclerotinia resistance traits for Canola and Winter Oilseed Rape would be considered 'Conventional-like'.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: "high- throughput gene editing systems operating as an extension of seed company breeding programs." In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Because the Trait Machine process is intended to be integrated into seed companies' breeding operations, the customer relationship between Cibus and seed companies with which it engages is a collaborative relationship in which seed companies transfer elite germplasm to have a specific validated trait placed in the seed company's elite germplasm and expectation of delivery back to the seed company of their elite germplasm with the Cibus edit toward commercial development. Accordingly, Cibus refers to seed company "customers" in its disclosure once such a customer relationship has been initiated.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' strategy, future operations, prospects, and plans, including the anticipated regulatory environment are forward-looking statements. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; risks associated with the possible failure to realize certain anticipated benefits of the Merger Transactions; the effect of the completion of the Merger Transactions on the Company's business relationships, operating results, and business generally; the outcome of any litigation related to the Merger Transactions; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (the "SEC") on March 21, 2024. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement and involves such risks and uncertainties. Accordingly, the Company could use its available capital resources sooner than it currently expects.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Karen Troeber
ktroeber@cibus.com
858-450-2636

Jeff Sonnek – ICR
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in Thousands, Except Par Value and Share Amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$24,507	$32,699
Accounts receivable	650	530
Prepaid expenses and other current assets	1,560	1,991
Total current assets	26,717	35,220
Property, plant, and equipment, net	14,657	15,775
Operating lease right-of-use assets	20,458	21,685
Intangible assets, net	34,953	35,411
Goodwill	434,898	434,898
Other non-current assets	1,351	1,422
Total assets	$533,034	$544,411
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,672	$6,127
Accrued expenses	1,804	1,747
Accrued compensation	3,304	3,858
Deferred revenue	1,460	1,210
Current portion of notes payable	527	833
Current portion of financing lease obligations	151	187
Current portion of operating lease obligations	5,985	5,927
Class A common stock warrants	1,808	1,418
Other current liabilities	11	16
Total current liabilities	21,722	21,323
Notes payable, net of current portion	441	536
Financing lease obligations, net of current portion	116	113
Operating lease obligations, net of current portion	15,652	17,025
Royalty liability - related parties	173,581	165,252
Other non-current liabilities	1,695	1,868
Total liabilities	213,207	206,117
Redeemable noncontrolling interest	41,610	44,824

	March 31, 2024	December 31, 2023
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 21,614,892 shares issued and 21,014,970 shares outstanding as of March 31, 2024; 21,240,379 shares issued and 20,567,656 shares outstanding as of December 31, 2023	8	8
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; 3,142,636 shares issued and outstanding as of March 31, 2024, and December 31, 2023	—	—
Additional paid-in capital	783,351	775,017
Class A common stock in treasury, at cost; 39,099 shares as of March 31, 2024, and 32,663 shares as of December 31, 2023	(1,912)	(1,785)
Accumulated deficit	(503,213)	(479,778)
Accumulated other comprehensive income (loss)	(17)	8
Total stockholders’ equity	278,217	293,470
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$533,034	$544,411

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in Thousands, Except Share and Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Revenue	$545	$42
Total revenue	545	42
Operating expenses:
Research and development	12,013	2,209
Selling, general, and administrative	6,985	2,296
Total operating expenses	18,998	4,505
Loss from operations	(18,453)	(4,463)
Royalty liability interest expense - related parties	(8,329)	—
Other interest income (expense), net	193	(21)
Non-operating income (expense)	(369)	(910)
Loss before income taxes	(26,958)	(5,394)
Income tax expense	(14)	—
Net loss	$(26,972)	$(5,394)
Net loss attributable to redeemable noncontrolling interest	(3,537)	—
Net loss attributable to Cibus, Inc.	$(23,435)	$(5,394)
Basic and diluted net loss per share of Class A common stock	$(1.12)	$(5.46)
Weighted average shares of Class A common stock outstanding – basic and diluted	20,862,938	988,145

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in Thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(26,972)	$(5,394)
Adjustments to reconcile net loss to net cash used by operating activities:
Royalty liability interest expense - related parties	8,329	—
Depreciation and amortization	1,794	486
Stock-based compensation	2,528	828
Change in fair value of liability classified Class A common stock warrants	390	819
Other	(22)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(120)	—
Due to/from related parties	—	(112)
Prepaid expenses and other current assets	431	56
Accounts payable	646	(13)
Accrued expenses	47	879
Accrued compensation	(554)	73
Deferred revenues	248	(42)
Right-of-use assets and lease liabilities, net	(88)	50
Other assets and liabilities, net	(137)	(5)
Net cash used by operating activities	(13,480)	(2,375)
Investing activities
Purchases of property, plant, and equipment	(228)	—
Net cash used by investing activities	(228)	—
Financing activities
Proceeds from issuances of securities	6,534	—
Costs incurred related to issuances of securities	(454)	—
Proceeds from draws on revolving line of credit from Cibus Global, LLC	—	1,000
Payment of taxes related to vested restricted stock units	(127)	—
Repayments of financing lease obligations	(33)	(97)
Repayments of notes payable	(401)	—
Net cash provided by financing activities	5,519	903
Effect of exchange rate changes on cash and cash equivalents	(3)	—
Net decrease in cash and cash equivalents	(8,192)	(1,472)
Cash and cash equivalents – beginning of period	32,699	3,526
Cash and cash equivalents – end of period	$24,507	$2,054